PARTITION AGREEMENT
                               -------------------

         DONALD ROSS BLIVAS, FRED FIALA, and JOHN E. ROWE (herein collectively called "BFR"), whose mailing address is 1266 First Street, Sarasota, Florida
34236, and INTEGRATED  HEALTH  SERVICES,  INC., a Delaware  corporation  (herein called "IHS") and its wholly-owned subsidiaries CENTRAL PARK LODGES, INC., a Delaware corporation (herein called "CPL"), FLORIDA LIFE CARE, INC., a Florida corporation (herein called "ILC"), and FLC LAKEHOUSE, INC., a Florida corporation (herein called "FLC Lakehouse") (IHS, CPL, FLC and FLC Lakehouse are sometimes herein called collectively the "IHS Parties"), whose mailing address is 10065 Red Run Boulevard, Owings Mills, Maryland 21117, and JANICE BLIVAS execute this Partition Agreement this 31st day of October, 1995

                             Background Information
                             ----------------------

         FLC Lakehouse is the majority partner, owning a 60.5% partnership interest, and BFR are minority partners, owning (collectively) a 39.5% partnership interest, in each of two Florida general partnerships known as Lakehouse West (the "West Partnership") and The Lakehouse (also known as Lakehouse East and referred to herein as the "East Partnership") (collectively, the "Partnerships"). The West Partnership owns and operates a retirement facility in Sarasota, Florida, consisting of a single building, known as Lakehouse West ("Lakehouse West"). The East Partnership owns and operates a retirement facility in Sarasota, Florida, consisting of a main building including an assisted care wing, 21 garden apartments, and 18 villas, known as Lakehouse East ("Lakehouse East"). FLC Lakehouse is a wholly owned subsidiary of FLC, which is a wholly owned subsidiary of CPL, which is a wholly owned subsidiary of IHS . IHS acquired all of the issued and outstanding shares of capital stock of CPL in December, 1993, from Triangle Realty Investments, Inc. (the "CPL Acquisition").

         BFR filed a six-count complaint against the IHS Parties in July, 1994, in the Circuit Court of Sarasota County, Florida, Case No. 94-3484-CA-01 (the "Suit"), seeking damages, an accounting, and an injunction. Three of the damages counts allege that the CPL Acquisition constituted a breach of the Lakehouse West and Lakehouse East partnership agreements, as amended, claiming that the CPL Acquisition was, in effect, a sale of the partnership interests in the Partnerships held by FLC Lakehouse and that the CPL Acquisition triggered a provision in the Partnership Agreements that allegedly required FLC Lakehouse to sell BFR's interests in the Partnerships. A fourth damage claim is based on an allegation that IHS, by purchasing the stock of CPL, tortiously interfered with the contractual rights of BFR under the Partnership Agreements. The fifth count is for an accounting, and the sixth count is for an injunction to prevent IHS from committing acts that could prevent the Partnerships from operating continuing care facilities under their certificates of authority issued by the State of Florida. The IHS Parties have denied these allegations and have filed defenses to BFR's claims.

         BFR and the IHS Parties have reached an amicable settlement of BFR's claims. The settlement, generally, calls for a division of the property of the Partnerships so that, after the division, (a) FLC Lakehouse will be the sole owner of Lakehouse East (including the minimum liquid reserve for Lakehouse
East), (b) BFR will be the only partners of the West Partnership, which will own Lakehouse West, free and clear of any liens or indebtedness in excess of $250,000, together with the minimum liquid reserve for Lakehouse West, and (c) upon the consummation of the division, the West Partnership will have $1.8 million in cash. The parties have agreed, generally, upon the following sequence of events (which will occur in the following sequence but at the same closing) for the purpose of achieving the foregoing result: (1) first, the East Partnership will totally redeem FLC Lakehouse's partnership interest in the East Partnership, by conveying to FLC Lakehouse all cash of the East Partnership (including the minimum liquid reserve and certain other reserves and deposits) and all real estate and improvements owned by the East Partnership, (2) second, the East Partnership will merge into the West Partnership; and (3) third, the West Partnership will totally redeem FLC Lakehouse's partnership interest in the West Partnership, by distributing to FLC Lakehouse all remaining assets of Lakehouse East. AS a result of these events, BFR will become the sole partners of the West Partnership, which will own Lakehouse West.

         The purpose of this Partition Agreement is to document in detail the terms and conditions applicable to the division of the property.

                                      Terms
                                      -----

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BFR and the IHS Parties agree as follows:

Section 1. Confirmation of Recitals. The IHS Parties and BFR acknowledge and agree that, to the best of their knowledge, each of the statements in the Background Information section of this Partition Agreement is true and correct.

Section 2.   Definitions.

         "ACLF" means the adult congregate living facility located at the East Premises and operated by the East Partnership.

         "BFR" means Donald Ross Blivas, John E. Rowe, and Fred Fiala, collectively.

         "BFR Account" means a bank account of the West Partnership over which BFR have signing authority, as identified (by bank and account number) in a written notice signed by Messrs. Blivas, Fiala, and Rowe and delivered to FLC Lakehouse no later than noon on the business day immediately preceding the Closing Date.

         "Closing" means the completion of the First Redemption, the Merger, and the Second Redemption contemplated by this Partition Agreement.

         "Closing Date" means the date of the Closing, which shall be on or before October 31, 1995 (or such other date as the parties agree), at a time and on a specific date determined by agreement of the parties.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "CPL" means Central Park Lodges, Inc., a Delaware corporation.

         "CPL Acquisition" means the acquisition by IHS of all the issued and outstanding shares of capital stock of CPL in December, 1993, from Triangle Realty Investments, Inc.

         "East Accounts Receivable" means all accounts and notes receivable of the East Partnership.

         "East Assets" means all assets, rights, and real and personal property, wherever located, and whether tangible or intangible, of the East Partnership, and the business owned, managed, and operated by the East Partnership at and from the East Premises and the goodwill of that business, including (but not limited to) (1) the East Premises, (2) the East Cash, (3) the East Reserves, (4) the East Deposits, (5) the East Accounts Receivable, (6) the East Fixtures, Furniture and Equipment, (7) all East Inventories, (8) all repurchased residential units at Lakehouse East, (9) motor vehicles owned by the East
Partnership, (10) all rights to warranties (express or implied) and licenses received from manufacturers, lessors, or sellers of the assets of the East Partnership and any related claims, credits and rights of recovery or set-off with respect to those warranties, (11) all rights to all transferable licenses and permits with respect to the Lakehouse East, (12) all books and records of the East Partnership, (13) all rights, title, and interest in, to, and under the East Contracts, and (14) all rights to telephone numbers used by Lakehouse East but excluding
(a) rights to the name, Lakehouse East, (b) personal property of residents,  and
(c) personal property of employees. The East Assets include those items listed on Exhibit B to this Partition Agreement that are located at the West Premises.

         "East Cash" means the cash on hand and cash in banks of the East Partnership as of the Closing Date.

         "East Contracts" means all contracts, leases, and other agreements to which the East Partnership is a party, including (without limitation) vendor contracts, residents' contracts, and those listed on Exhibit C hereto.

         "East   Deposits"  means  deposits  and  prepayments  or  residents  of
Lakehouse East.

         "East Fixtures, Furniture and Equipment" means all equipment, furniture, furnishings, fixtures, machinery, tools, appliances, vehicles, spare and replacement parts, and similar property owned or leased by the East Partnership.

         "East Inventories" means all office supplies, food inventories, medical supplies, and similar items on hand or on order by the East Partnership.

         "East Liabilities: means all of the East Partnership's accounts payable; contracts; leases; accrued real and personal property taxes; accrued water, fuel, electricity, telephone, garbage collection, sewage, and other utility service charges and expenses; accrued payroll taxes; accrued salaries, wages, vacation and holiday pay, sick pay, and other employee benefit obligations; and other debts, obligations, and liabilities of any kind, whether known or unknown, absolute or contingent, direct or indirect, liquidated or unliquidated, including (without limitation) the obligations of the East Partnership under the East Contracts.

         "East Partnership" means a Florida general partnership known as The Lakehouse.

         "East Partnership Agreement" means the Joint Venture Agreement, dated May 8, 1979, as amended, among FLC Lakehouse and BFR, governing the East Partnership.

         "East Permitted Encumbrances" means such real estate taxes on the East Premises for the year in which the Closing occurs as have not become due and payable on the Closing Date; any Liens that have been placed upon the East Premises by any of the IHS Parties; and those title matters relevant to the East Premises described in Exhibit D hereto.

         "East Premises" means the land and other real property described in Exhibit D to this Partition Agreement.

         "East Reserves" means the Minimum Liquid Reserve maintained by the East Partnership pursuant to Chapter 651, Florida Statutes, and any debt service reserves maintained by the East Partnership.

         "Excess West Liabilities" means all West Liabilities in excess of $250,000, excluding (a) any liabilities caused, made, or authorized by BFR or any of them, and (b) liabilities or obligations incurred after the Closing Date under the West Contracts disclosed in Exhibit A.

         "Facilities" means Lakehouse East and Lakehouse West.

         "First Redemption" means the redemption of the FLC East Interest in accordance with Section 3.1 of this Partition Agreement.

         "FLC" means Florida Life Care, Inc., a Florida corporation.

         "FLC Lakehouse" means F.L.C. Lakehouse, Inc., a Florida corporation.

         "FLC East Interest" all of the FLC Lakehouse's partnership interest and partnership rights in and with respect to the East Partnership.

         "FLC West Interest" all of FLC Lakehouse's partnership interest and partnership rights in and with respect to the West Partnership (or, after the Merger, the Surviving Partnership).

         "IHS" means Integrated Health Services, Inc., a Delaware corporation.

         "IHS Parties" means IHS, CPL, FLC, and FLC Lakehouse, collectively.

         "Interim Period" means the period of time between the execution of this Partition Agreement and the Closing Date.

         "Lakehouse East: means a retirement facility located at the East Premises in Sarasota, Florida, owned and operated by the East Partnership.

         "Lakehouse West" means a retirement facility located at the West Premises in Sarasota, Florida, owned and operated by the West Partnership.

         "Lakehouse West Employees" means those persons who are employed by the IHS Parties and work primarily at Lakehouse West, and to whom BFR wishes to offer employment by the Surviving

Partnership from and after the Closing. Exhibit E to this Partition Agreement is a list of the Lakehouse West Employees and their current rates of compensation and a description of all vacation pay, employee benefits, and other compensation rights to which they are entitled as employees of an IHS Party.

         "Lien" means (i) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; or (ii) any arrangement or agreement which prohibits the creation of such encumbrances, mortgages, pledges, liens, charges or other security interest or which restricts transfer of any property or assets.

         "Merger" means the merger of the East Partnership with and into the West Partnership under the terms and conditions set forth in Section 3.2 of this Partition Agreement.

         "Partnerships" means the East Partnership and the West
Partnership.

         "Refurbishment Expenses" means expenses for the refurbishment of apartments at Lakehouse West in connection with changes of occupancy of the apartments, including expenses for cleaning, painting, and repairs.

         "Second Redemption" means the redemption of the FLC West Interest in accordance with Section 3.3 of this Partition Agreement.

         "Suit" means the law suit brought by BFR against the IHS Parties pursuant to the six-count complaint filed in July, 1994, in the Circuit Court of Sarasota County, Florida, Case No. 94-3484-CA- 01.

         "Surviving Partnership" means the West Partnership, in its capacity as the partnership surviving the Merger.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or added-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Title Company" means Chicago Title Insurance Company, Lawyers Title Insurance Company, or another title insurer acceptable to FLC Lakehouse.

         "West Cash" means the cash on hand and cash in banks of the West Partnership as of the Closing Date.

         "West Contracts" means the contracts, leases, and other agreements identified on Exhibit A to this Partition Agreement to which the West Partnership is a party.

         "West   Deposits"  means  deposits  and  prepayments  of  residents  of
Lakehouse West.

         "West Liabilities" means all of the West Partnership's accounts payable; contracts; leases; accrued real and personal property taxes; accrued water, fuel, electricity, telephone, garbage collection, sewage, and other utility service charges and expenses; accrued payroll taxes; accrued salaries,
wages,   vacation  and  holiday  pay,  sick  pay,  and  other  employee  benefit
obligations;   accrued  management  fees;  and  other  debts,  obligations,  and liabilities of any kind, whether known or unknown, absolute or contingent, direct of indirect, liquidated or unliquidated, existing on the Closing Date or arising from the operation of Lakehouse West prior to the Closing Date, excluding any Refurbishment Expenses other than those that the IHS Parties are required to pay pursuant to Section 3.6.

         "West Partnership" means a Florida general partnership known as Lakehouse West.

         "West Partnership Agreement" means the Joint Venture Agreement, dated December 28, 1978, as amended, among FLC Lakehouse and BFR, governing Lakehouse West.

         "West Permitted Encumbrances" means such real estate taxes on the West Premises for the year in which the Closing occurs as have not become due and payable on the Closing Date; any Liens that have been placed upon the West Premises by any of BFR; and those title matters relevant to the West Premises described in Exhibit F hereto.

         "West Premises" means the land and other real property described in Exhibit F to this Partition Agreement.

         "West Reserves" means the Minimum Liquid Reserve maintained by the West Partnership pursuant to Chapter 651, Florida Statutes, and any debt service reserves maintained by West Partnership.

Section 3. Redemptions and Merger. On the Closing Date, the parties shall cause the Partnerships to effect the First Redemption, followed immediately by the Merger, followed immediately by the Second Redemption (in that sequence), in accordance with this Section 3. All documents to be executed and delivered by the parties at the Closing shall be in such form and substance as are reasonably satisfactory to all parties.

         3.1 First Redemption. On the Closing Date, prior to the Merger and the Second Redemption, the East Partnership shall redeem from FLC Lakehouse, and FLC Lakehouse shall surrender to the East Partnership, the FLC East Interest, in accordance with this Section 3.1. The consideration for the FLC East Interest shall consist of the East Cash, East Deposits, East Reserves, and East Premises.

                  (a) Delivery of Documents by East Partnership. On the Closing Date, the East Partnership shall deliver to FLC Lakehouse the following:

                           (i)  A  special  warranty deed, in form and substance
satisfactory to FLC Lakehouse, conveying the East Premises to FLC Lakehouse, subject to no Liens except the East Permitted Encumbrances;

         (ii) An affidavit of the East Partnership, in form and substance satisfactorily to FLC Lakehouse, stating that the East Partnership is not a "foreign person" within the meaning of Section 1445 et seq., of the Code, and an affidavit of the East Partnership, in form and substance satisfactory to FLC Lakehouse, as to the absence of parties in possession of, and of Liens (other than East Permitted Encumbrances) upon, the East Premises;

                           (iii)  An assignment of the East  Reserves  and  East
Deposits, and all other documents required to effect the transfer to FLC Lakehouse of the East Reserves and East Deposits;

                           (iv)  All East  Cash  and  all  assignments and other
documents required to effect the transfer to FLC Lakehouse of the East Partnership's bank accounts; and

                           (v)  All other agreements or documents required to be
delivered by the East Partnership on the Closing Date to effect the First Redemption.

                  (b) Delivery of Documents by FLC Lakehouse. On the Closing Date, FLC Lakehouse shall execute and deliver to the East Partnership the following:

                           (i)  An Assignment  of  Partnership Interest, in form
and substance reasonably satisfactory to the East Partnership, by which FLC Lakehouse assigns the FLC East Interest to the East Partnership; and

                           (ii)  All other  agreements  or documents required to
be  delivered  by  FLC  Lakehouse  on  the  Closing  Date  to  effect  the First
Redemption.

         3.2 Merger of Partnerships. The East Partnership, the West Partnership, FLC Lakehouse, and BFR hereby adopt the following Plan of Partnership Merger.

         (a) Merger. On the Closing Date, following the First Redemption and prior to the Second Redemption, the East Partnership shall merge with and into the West Partnership, which shall survive the merger as the Surviving Partnership.

         (b) Effect of Merger. Upon the effectiveness of the Merger, (i) the separate existence of the East Partnership shall terminate, (ii) the Surviving Partnership shall succeed to all the rights and property of the East Partnership remaining after the First Redemption, and (iii) all of BFR's partnership interests and partnership rights in and with respect to the East Partnership as a separate partnership shall terminate, subject to the continuation of BFR's partnership interests and partnership rights in and with respect to the Surviving Partnership, which shall continue following the Merger and the Second Redemption. The Surviving Partnership shall thereafter be responsible and liable for all liabilities and obligations of the West Partnership and, until the Second Redemption, all liabilities and obligations of the East Partnership remaining after the First Redemption. The West Partnership Agreement, as in effect on the Closing Date, shall be the Partnership Agreement of the Surviving Partnership from and after the Closing Date. The name of the Surviving Partnership shall be "Lakehouse West." The Surviving Partnership shall be governed by the laws of the State of Florida.

         (c) Effectiveness. The Merger will become effective upon the Partnerships' execution and delivery of a Certificate of Merger in substantially the form of Exhibit G to this Partition Agreement. Upon the effectiveness of the Merger, and to confirm the Surviving Partnership's succession to all rights, property, liabilities, and obligations of the East Partnership, the Partnerships shall, upon the effectiveness of the Merger, execute and deliver the following:

                  (i) Bills of Sale and Assignments conveying to the West Partnership all of the East Partnership's rights, title, and interest in and to the East Inventories, the East Fixtures, Furniture and Equipment, warranties (express or implied) and licenses received from manufacturer, lessors, or sellers of the East Inventories and East Fixtures, Furniture and Equipment and any related claims, credits and rights of recovery or set-off with respect to those warranties, and all other East Assets remaining after the First Redemption;

                  (ii) An Assignment and Assumption Agreement by which (A) the East Partnership assigns to the West Partnership all of the East Partnership's interest in, to, and under the East Contracts, and (B) the West Partnership assumes all of the East Partnership's obligations under the East Liabilities and East Contracts (subject to the assumption of such obligations by FLC Lakehouse in connection with the Second Redemption); and

                  (iii) All other agreements or documents that any party may reasonably request to vest in the Surviving Partnership all the rights and property of the East Partnership remaining after the First Redemption.

         3.3 Second Redemption. On the Closing Date, immediately following the Merger, the Surviving Partnership shall redeem from FLC Lakehouse, and FLC Lakehouse shall surrender to the Surviving Partnership, the FLC West Interest, in accordance with the terms and conditions of this Section 3.3.

         (a) Consideration. The consideration for the FLC West Interest shall consist of the Surviving Partnership's entire right and interest in and to the East Assets remaining after the First Redemption.

         (b) Delivery of Documents by Surviving Partnership. On the Closing Date, the Surviving Partnership shall execute and deliver to FLC Lakehouse the following:

                  (i) Quitclaim deeds, bills of sale, and assignments, in form and substance satisfactory to FLC Lakehouse, executed by each Messrs. Blivas, Fiala, and Rowe, conveying to FLC Lakehouse all of their rights, title, and interest, in and to the East Premises and all other rights, property, and assets of the East Partnership;

                  (ii) Bills of Sale and Assignments conveying to FLC Lakehouse all of the Surviving Partnership's rights, title, and interest in and to the East Inventories, the East Fixtures, Furniture and Equipment, warranties (express or implied) and licenses received from manufacturers, lessors, or sellers of the East Inventories and East Fixtures, Furniture and Equipment and any related claims, credits and rights of recovery or set-off with respect to those warranties, and all other rights, property, and assets of the East Partnership to which the Surviving Partnership succeeded pursuant to the Merger;

                  (iii) An Assignment and Assumption Agreement by which (A) the Surviving Partnership assigns to FLC Lakehouse all of the Surviving Partnership's rights and interests in, to, and under the East Contracts, and (B) FLC Lakehouse assumes all of the Surviving Partnership's obligations under the East Liabilities and East Contracts, whenever incurred, and all of the unpaid Excess West Liabilities (the "Assignment and Assumption Agreement");

                  (iv) All other agreements or documents reasonably requested by FLC Lakehouse to confirm and vest in FLC Lakehouse all rights, title, and interest in and to the East Assets; and

                  (v) The originals of all licenses, permits, authorizations, and approvals issued by governmental authorities having jurisdiction over Lakehouse East, including the Certifcates of Occupancy and Certificate of Authority relating to the East Premises and all records with respect to residents of Lakehouse East.

         (c) Delivery of Documents by FLC Lakehouse. On the Closing Date, FLC Lakehouse shall execute and deliver to the East Partnership the following:
                  (i)  The Assignment and Assumption Agreement;

                  (ii) An Assignment of Partnership Interest by which FLC Lakehouse assigns the FLC West Interest to the Surviving Partnership; and

                  (iii) All other agreements or documents required to be delivered by FLC Lakehouse on the Closing Date to effect the Second Redemption.

         3.4 West Partnership Cash. FLC Lakehouse shall cause the West Partnership, immediately after completion of the Closing (and after payment of all closing costs other than those for which BFR is responsible), to have cash of $1.8 million, less any expenditures of West Cash caused, made, or authorized by BFR or any of them (the "Funding Requirement"). FLC Lakehouse will cooperate with BFR in transferring the West Cash remaining on the Closing Date to the BFR Account. To the extent that the West Cash available on the Closing Date is less than the Funding Requirement, FLC Lakehouse shall either cause the remainder of the Funding Requirement to be deposited in the BFR Account or pay the remainder of the Funding Requirement by a check payable to the Surviving Partnership.

         3.5 Excess West Liabilities. On the Closing Date, FLC Lakehouse shall cause the West Partnership to produce a list of known West Liabilities (excluding any liabilities caused, made, or authorized by BFR or any of them and liabilities or obligations under the West Contracts disclosed in Exhibit A), based on the West Partnership's balance sheet and underlying records as of the Closing Date or an earlier date as near to the Closing Date as is practicable. On the Closing Date, based on that list, FLC Lakehouse shall pay, or shall provide funds to the Surviving Partnership sufficient to pay, the Excess West Liabilities that are not in dispute. To the extent that FLC Lakehouse pays Excess West Liabilities directly to the creditor (instead of providing funds therefor to the Surviving Partnership), FLC Lakehouse shall select the liabilities that it pays, BFR and the Surviving Partnership shall be responsible for payment of the remaining $250,000 of such West Liabilities (those for which FLC Lakehouse is not obligated to pay or provide funding). FLC Lakehouse shall remain responsible for settling and paying any Excess West Liabilities that are in dispute. To the extent that the IHS Parties dispute any Excess West Liabilities that remain unpaid after the Closing Date, FLC Lakehouse shall (a) give BFR written notice of the Excess West Liabilities that are in dispute and (b) identify to the applicable creditor, in writing, the specific claims of that creditor that the IHS Parties dispute.

         3.6 Refurbishment Expenses. IHS shall pay all Refurbishment Expenses for cleaning, painting, repairs, and similar refurbishment of apartments at Lakehouse West authorized by an IHS Party for which the West Partnership or the IHS Party has received an invoice on or before the Closing Date. IHS shall pay all 60.5% of Refurbishment Expenses for cleaning, painting, repairs, and similar refurbishment of apartments at Lakehouse West authorized by an IHS Party prior to the Closing Date for which the Surviving Partnerships or the IHS Party receives an invoice after the Closing Date. BFR or the Surviving Partnership shall pay all Refurbishment Expenses for cleaning, painting, repairs, and similar refurbishment of apartments at Lakehouse West authorized by Mr. Blivas, Fiala, or Rowe, regardless of when the invoices for the Refurbishment Expenses are or were received.

Section 4. Governmental Filings. Promptly after the execution of this Partition Agreement, BFR and FLC Lakehouse shall complete and file with the Florida Department of Insurance, the Florida Agency for Health Care Administration, and any other applicable governmental agencies such applications and filings as are necessary, under applicable Florida, federal, and local laws and regulations, in connection with the transactions contemplated by this Partition Agreement. Each party shall provide each other party with such cooperation and assistance as such other party reasonably requests in making such application and filings. Without limiting the generality of the foregoing, the parties shall take such actions as are necessary to transfer to FLC Lakehouse the minimum liquid reserve and all resident deposits and debt service reserves (if any) with respect to Lakehouse East. The Surviving Partnership shall retain the minimum liquid reserve and all resident deposits and debt service reserves (if any) with respect to Lakehouse West. The following shall be subject to BFR's prior approval, which BFR shall not unreasonably withhold or delay: (a) any filing with any such governmental agency relating to Lakehouse West; (b) any discussion or negotiations initiated by the IHS Parties with such governmental agency concerning any such filing relating to Lakehouse West; and (c) the form and substance of any consent or approval of any such agency as it relates specifically to Lakehouse West.

Section 5. Information Concerning Lakehouse West. During the Interim Period, BFR shall have (a) full access to all information in the possession of the IHS Parties concerning Lakehouse West, and (b) full cooperation from the manager and staff of Lakehouse West to provide information and to arrange for an orderly transition of the ownership of the West Partnership. FLC Lakehouse shall cause each of its officers to provide to BFR prompt responses to reasonable requests by them for information concerning Lakehouse West.

Section 6.  Further Agreements.

         6.1 Collection of Receivables. BFR shall promptly remit, and shall cause the Surviving Partnership promptly to remit to FLC Lakehouse, all payments of accounts and notes receivable and any other amounts attributable to Lakehouse East that any of them receives after the Closing Date. The IHS Parties shall promptly remit to the Surviving Partnership all payments of accounts and notes receivable and any other amounts attributable to Lakehouse West that any of them receives after the Closing Date.

         6.2 Third Party Notices and Consents. During the Interim Period the parties shall give any notices to third parties, and use their best efforts to obtain any third-party consents, required in connection with the transactions contemplated by this Partition Agreement.

         6.3 Conduct of Business Pending Closing. During the Interim Period, the parties shall cause the Partnerships to operate only in the ordinary course of business, shall take all necessary actions to keep available the services of the present employees of the Partnerships and to preserve the Partnerships and their goodwill and relationships with residents, vendors, and employees, and shall make no material change in the operation of the Partnerships nor enter into any material contract other than in the ordinary course of business. During the Interim Period, the IHS Parties shall not, without the prior consent of BFR, (a) initiate at the West Premises any business activity by any affiliate of IHS in addition to activities of the kind currently engaged in at the West Premises by Central Health Services, Inc. and IntegreCare, Inc.; (b) amend any agreement to which the West Partnership is a party; (c) cause or permit the West Partnership to make any prepayments of indebtedness or any other payments not in the ordinary course of business; (d) make any capital improvement at or material repair of the West Premises; (e) make any change in key personnel at Lakehouse West (except in the case of an emergency that, in FLC Lakehouse's judgment, threatens the safety or well being of a Lakehouse West resident or employee);
(f) make any material change in any employee benefit to which employees at Lakehouse West are entitled; or (g) cause the West Partnership to engage in any other transaction not in the ordinary course of business.

         6.4  Certain Employees.

                  (a) Lakehouse West Employees. On the Closing Date, the IHS Parties shall terminate the employment of each of the Lakehouse West Employees, to the extent that the IHS Parties may terminate their employment without a breach of any contract or other legal obligation, and BFR may offer or cause the Surviving Partnership to offer to the Lakehouse West Employees employment at Lakehouse West, under the same compensation arrangements as those set forth in Exhibit E.

        (b) Lakehouse East Employees. The parties shall take such actions as are necessary and appropriate to transfer to FLC Lakehouse, from and after the Closing Date, those employees of the Partnerships who are employed primarily at Lakehouse East and agree to become employed by FLC Lakehouse.

        (c) Employees of IHS Affiliates. IHS shall cause all employees of its subsidiaries, Central Health Services, Inc. and IntegreCare, Inc., who occupy office space at the West Premises (if any) to vacate their offices at the West Premises; provided that nothing herein prohibits employees of Central Health Service, Inc. from entering any residential unit at Lakehouse West, at the request of the resident or the resident's physician or other health care professional, for purposes of providing home health care services to the resident, as long as such entry is consistent with the policies of Lakehouse West in effect from time to time.

      6.5 Certain Records. FLC Lakehouse shall cause the originals or copies of all documents, records, contracts, computer programs, and databases of or related to Lakehouse West that are in the possession of any IHS Entity to be delivered to the Surviving Partnership on or before the Closing Date; provided that nothing herein requires any of the IHS Parties to deliver or disclose to the Surviving Partnership, BFR, or any other party any computer programs or databases licensed by any IHS Entity from any other party or any proprietary or confidential computer programs or databases of any IHS Entity.

     6.6 Lakehouse Name. Within 90 days after the Closing Dater, FLC Lakehouse shall cease operating Lakehouse East (or otherwise conducting business) under the name, "Lakehouse East" or any other name that includes the word, "Lakehouse," "Lake," or "House," or that is confusingly similar to "Lakehouse." During such 90-day period, FLC Lakehouse may use the name, "Lakehouse East" in the operation of Lakehouse East and in advertising and publicizing a new name for the Lakehouse East facility.

      6.7 Certain Lakehouse West Property. Exhibit H to this Partition Agreement identifies certain property of the West Partnership that is not located at the West Premises. On or before the Closing Date, FLC Lakehouse and IHS shall cause such property to be placed in the possession of the West Partnership.

         6.8 Tax Returns. FLC Lakehouse and BFR shall cause the West Partnership and the East Partnership to close their books on the Closing Date. FLC Lakehouse shall prepare and file the final federal income tax return for the East Partnership (which will be for the 10 month period ending October 31, 1995), and BFR shall prepare and file the 1995 federal income tax return for the West Partnership. Each party shall prepare the federal income tax return that it hereby undertakes to prepare in accordance with all applicable laws and regulations and provisions of the Partnership Agreements in effect on the Closing Date. At least 30 days before filing the federal income tax return that it hereby undertakes to prepare and file, each party shall send a copy of the tax return to the other party for review and comment.

         6.9 Nonsolicitation by BFR. Blivas, Fiala, and Rowe each agrees that, during the Interim Period and for two years after the Closing, he shall not, directly or indirectly, for himself or for or on behalf of the West Partnership or any other partnership, corporation, joint venture, or other person or entity, or otherwise, (a) seek to employ or solicit for employment any employee of any of the IHS Entities, including (without limitation) any person employed at Lakehouse East, or in any manner encourage or induce any such person to leave his or her employment; or (b) divert or attempt to divert any resident of Lakehouse East or FLC Lakehouse to any competitive establishment (including Lakehouse West). Blivas, Fiala, and Rowe each acknowledges that he has had access to information concerning the employees and residents of Lakehouse East and that the use of such information for the solicitation of Lakehouse East employees or residents would cause irreparable injury to the IHS Entities for which no adequate remedy at law would be available, entitling the IHS Entities to appropriate injunctive relief and to such other relief as a court of competent jurisdiction deems proper.

         6.10 Nonsolicitation by IHS Parties. Each of the IHS Parties agrees that, during the Interim Period and for two years after the Closing, it shall not, directly or indirectly, for itself or for or on behalf of any other partnership, corporation, joint venture, or other person or entity, or otherwise, (a) seek to employ or solicit for employment any employee of the Surviving Partnership, including (without limitation) any person employed by the Surviving Partnership at Lakehouse West, or in any manner encourage or induce any such person to leave his or her employment; or (b) divert or attempt to divert any resident of Lakehouse West or the Surviving Partnership to any competitive establishment (including Lakehouse East). The IHS Parties acknowledge that they have had access to information concerning the employees and residents of Lakehouse West and that the use of such information for the solicitation of Lakehouse West employees or residents would cause irreparable injury to the Surviving Partnership for which no adequate remedy at law would be available, entitling the Surviving Partnership to appropriate injunctive relief and to such other relief as a court of competent jurisdiction deems proper.

Section 7. Representations and Warranties,

         7.1 Representations and Warranties of BFR. BFR, severally and not jointly, each represents and warrants as follows:

                  (a) He has the full right, power, legal capacity and authority to enter into, and to perform his obligations under, this Partition Agreement and all other agreements, instruments, and documents to be executed by him pursuant to this Partition Agreement. This Partition Agreement is, and the other documents to be delivered by him pursuant hereto (when executed and delivered) will be, his valid and enforceable obligations, binding on him in accordance with their terms.

                  (b) Neither the execution and delivery of this Partition Agreement nor the transactions contemplated by this Partition Agreement will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which he is subject, or (ii) conflict with, result in a breach of, constitute a default under, any contractor other arrangement to which he is a party or by which he is bound.

         7.2      Representations  and  warranties  of  IHS  Parties.   The  IHS
Parties, severally and not jointly, each represents and warrants as follows:

                  (a) It has the full right, power, legal capacity and authority to enter into, and to perform its obligations under, this Partition Agreement and all other agreements, instruments, and documents to be executed by it pursuant to this Partition Agreement. This Partition Agreement is, and the other documents to be delivered by it pursuant hereto (when executed and delivered) will be, its valid and enforceable obligations, binding on it in accordance with their terms.

                  (b) It is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated, with the legal power to own and operate its assets and to carry on its business as presently conducted.

                  (c) Neither the execution and delivery of this Partition Agreement nor the transactions contemplated by this Partition Agreement will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which it is subject, or (ii) conflict with, result in a breach of, constitute a default under, any contractor other arrangement to which it is a party or by which it is bound.

       (d) Exhibit A contains a complete and accurate list of all material contracts to which the West Partnership is a party or by which the West Partnership is bound.

Section 8. Conditions Precedent to Closing.

     8.1 Conditions to Obligations of IHS Parties. The obligations of each of the IHS Parties to consummate the First Redemption, the Merger, and the Second Redemption are subject to satisfaction or waiver of the following conditions on or before the Closing Date:

       (a) Representations and Covenants. (i) The representations and warranties of BFR contained herein shall be true and correct when made and shall continue to be true and correct on the Closing Date as if then made, and (ii) BFR shall have performed all material obligations herein required to be performed by them on or before the Closing Date.

       (b) No Litigation. There shall be no effective injunction, writ, or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction restraining or prohibiting the consummation or implementation of the transactions contemplated by this Partition Agreement, nor shall any action be threatened by any governmental or regulatory agency or any other person that the IHS Parties, in good faith and with the advice of counsel, believe (i) is likely to result in any of the foregoing or (ii) may result in the payment of substantial damages by an IHS Entity.

        (c) Title Policy. At Closing, FLC Lakehouse shall have (without exception) good, marketable, and insurable fee simple title to the East Premises, free and clear of all Liens, except the East Permitted Encumbrances. Title to the East Premises shall be insurable by the Title Company at no more than standard rates, on a standard ALTA policy, without exception, other than the East Permitted Encumbrances and standard exceptions to an ALTA policy. At Closing, FLC Lakehouse shall have received, at its expense, a commitment for an owner's policy of title insurance (standard ALTA Form) for the East Premises in the amount of $12 million from the Title Company, pursuant to which the Title Company agrees to issue such a policy of title insurance to FLC Lakehouse insuring FLC Lakehouse's title to the East Premises at Closing, free and clear of all matters other than the East Permitted Encumbrances. In connection therewith, on or before Closing, BFR and the Partnerships shall execute and deliver to the Title Company all necessary certificates, affidavits and indemnities to delete any exceptions. FLC Lakehouse shall promptly take all necessary action and pay all necessary costs to obtain the title commitment on or before the Closing Date.

         (d) Certain Partnership Debt. On or before the Closing Date, each of the Partnerships shall have paid to the IHS Parties, in full, the indebtedness due from such Partnership to the IHS Parties ( as determined based on the Partnership's books and records).

     8.2 Conditions to Obligations of BFR. The obligations of each of BFR to consummate the First Redemption, the Merger, and the Second Redemption are subject to satisfaction or waiver of the following conditions on or before the Closing Date:

         (a) Representations and Covenants. (i) The representations and warranties of the IHS Parties contained herein shall be true and correct when made and shall continue to be true and correct on the Closing Date as if then made, and (ii) the IHS Parties shall have performed all material obligations herein required to be performed by them on or before the Closing Date.

        (b) No Litigation. There shall be no effective injunction, writ, or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction restraining or prohibiting the consummation or implementation of the transactions contemplated by this Partition Agreement, nor shall any action be threatened by any governmental or regulatory agency or any other person that BFR, in good faith and with the advice of counsel, believes
(i) is likely to result in any of the foregoing or (ii) may result in the payment of substantial damages by BFR.

        (c) Title. At Closing, the West Partnership shall have (without exception) good, marketable, and insurable fee simple title to the West Premises, free and clear of all Liens, except the West Permitted Encumbrances. Title to the West Premises shall be insurable by the Title Company at no more than standard rates, on a standard ALTA policy, without exception, other than the West Permitted Encumbrances and standard exceptions to an ALTA Policy.

       (d) Certain Partnership Debt. On or before the Closing Date, (i) FLC Lakehouse shall have made capital contributions to each of the Partnerships in an amount equal to such Partnership's indebtedness to the IHS Parties on the date of the capital contribution (as determined based on the Partnership's books and records), and (ii) each of the Partnerships shall have paid to the IHS Parties, in full, the indebtedness due from such Partnership to the IHS Parties.

Section 9.      Survival; Indemnification.

         9.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, indemnification provisions and agreements of the parties made or set forth in this Partition Agreement or in any certificate or document delivered pursuant hereto, shall survive the execution and delivery of this Partition Agreement and the Closing and shall continue in full force and effect thereafter.

      9.2 Indemnification.

       (a) The IHS Parties, jointly and severally, shall indemnify BFR and the West Partnership from, and hold them harmless against and in respect of, (i) any and all East Liabilities, whenever incurred, (ii) any and all Excess West Liabilities incurred on or before the Closing Date, (iii) all Liens upon the West Premises existing on or before the Closing Date, other than West Permitted Encumbrances, (iv) all loss, liability, and expense resulting from the material breach by the IHS Parties of any warranty, representation, or covenant contained in this Partition Agreement, and (v) any and all actions, suits, judgments, costs, and legal and other expenses incident to the foregoing.

       (b) BFR and the Surviving Partnership, jointly and severally, shall indemnify the IHS Parties from, and hold them harmless against and in respect of, (i) all liabilities of the Surviving Partnership incurred after the Closing Date (excluding liabilities for which BFR and the West Partnership are entitled to indemnification under Section 9.2 (a)), (ii) all liabilities of the West Partnership incurred after the Closing Date under the West Contracts, (iii) accounts payable of the West Partnership in existence on the Closing Date, but not in excess of $250,000, (iv) all loss, liability, and expense resulting from the material breach by BFR of any warranty, representation, or covenant contained in this Partition Agreement, and (v) any and all actions, suits, judgments, costs, and legal and other expenses incident to the foregoing.

     9.3 Settlement or Defense. Within ten days after receipt by a party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of written notice of the commencement of any action or the assertion of any claim, liability or obligation by a third party (whether by legal process or otherwise),against which claim, liability, or obligation the other party to this Partition Agreement (hereinafter, the "Indemnitor") is , or may be, required under this Partition Agreement to indemnify the Indemnitee, the Indemnitee shall, if a claim thereon is to be made or may be made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of the claim, process and all legal pleadings. The Indemnitor shall have the right to participate in and assume the defense of the action with counsel of reputable standing reasonably acceptable to the Indemnitee. If the Indemnitee is required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Partition
Agreement, the Indemnitor shall pay to the Indemnitee such amount plus all reasonable expenses.

incurred by the Indemnitee (including legal fees and expenses at both trial and appellate levels) in accordance with such obligation or liability. The Indemnitee shall not settle or compromise any claim, action or proceeding without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed.

Section 10. Termination

         10.1 Rights to Terminate Agreement. Certain of the parties may terminate this Partition Agreement as provided below:

                  (a) The parties may terminate this Partition Agreement by mutual written consent of all parties at any time prior to the Closing Date;

                  (b) BFR may terminate this Partition Agreement by written notice to the IHS Parties if, on or before the Closing Date, all or any material part of Lakehouse West is condemned or taken by power of imminent domain, or materially damaged or destroyed by fire or other casualty.

                  (c) The IHS Parties may terminate this Partition Agreement by written notice to BFR if, on or before the Closing Date, all or any material part of Lakehouse East is condemned or taken by power of imminent domain, or materially damaged or destroyed by fire or other casualty.

                  (d) BFR may terminate this Partition Agreement by giving written notice to the IHS Parties if the Closing has not occurred on or before October 31, 1995, because of the failure of any condition precedent under
Section 8.2 (unless the failure results primarily from the material breach by any of BFR of a representation, warranty, or covenant contained in this Partition Agreement);

                  (e) The IHS Parties may terminate this Partition Agreement by giving written notice to BFR if the Closing has not occurred on or before October 31, 1995, because of the failure of any condition precedent under
Section 8.1 (unless the failure results primarily from the material breach by any of the IHS Parties of a representation, warranty, or covenant contained in this Partition Agreement); and

                  (f) Either BFR or the IHS Parties may terminate this Partition Agreement by giving written notice to the other parties if the Closing has not occurred on or before October 31, 1995, unless such date is extended by agreement of the parties.

         10.2 Effect of Termination or Breach. Except as provided in the following sentence, if any party terminates this Partition

Agreement pursuant to Section 10.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for any liability of any party then in breach. The parties hereby acknowledge and agree that any breach of this Partition Agreement by any other party that results in the failure to consummate the First Redemption, Merger, and Second Redemption would cause serious and irreparable harm to the other parties for which there would be no adequate remedy at law. Therefore, in the event of such a breach by any party, the other parties to this Partition Agreement are entitled to specific enforcement and to all other remedies available hereunder and under applicable law.

Section 11 Dismissal of Suit. Upon consummation of the Closing contemplated hereby, BFR and the IHS Parties shall jointly request the Circuit Court of Sarasota County, Florida, to enter an order approving this settlement and dismissing the Suit with prejudice, but reserving jurisdiction to enter such orders and judgment as may be necessary to enforce this Partition Agreement. BFR and IHS Parties agree to waive the Suit dismissed if no activity has occurred within one year pursuant to Rule 1.420, Florida Rules of Civil Procedure. BFR and the IHS Parties shall cooperate and, to the extent necessary, execute further stipulations or motions which continue the pendency of the Suit but only for the purpose of the court enforcing this Partition Agreement.

Section 12 Release of Claims by BFR. BFR, and each of them, hereby release and discharge the IHS Parties and all of their present, past, and future officers, directors, employees, and agents, jointly and severally, from any and all claims, demands, causes of action, suits, debts, covenants, representations, contracts, agreements, damages, and liability arising prior to the date of this Partition Agreement out of or in connection with the Partnerships and the Facilities (including, without limitation, the CPL Acquisition or any other claim, act, or omission alleged in connection with the Suit) excepting only obligations contemporaneously or hereafter arising under the Partnership Agreements, as amended, and this Partition Agreement.

Section 13 Release of Claims by the IHS Parties. The IHS Parties, and each of them, hereby release and discharge BFR individually, and Blivas, Fiala, Rowe, Chartered, and all of their present, past, and future officers, directors, employees, and agents, jointly and severally, from any and all claims, demands, causes of actions, suits, debts, covenants, representations, contracts, agreements, damages, and liability arising prior to the date of this Partition Agreement out of or in connection with the Partnerships and the Facilities (including, without limitation, any claim, act, or omission alleged in connection with the Suit) excepting only obligations contemporaneously or hereafter arising under the Partnership Agreements, as amended, and this Partition Agreement.

Section 14. Confidentiality. The IHS Parties and BFR hereby agree to keep the terms and conditions of this Partition Agreement confidential and will not divulge the terms and conditions of this Partition Agreement to any other person or entity, unless required by law; provided that any of the parties may disclose the terms and conditions of this Partition Agreement to any of the following parties who has a right or reasonable need to know such terms and conditions:
Janice Blivas; governmental agencies; the parties' employees, agents, attorneys, accountants, financial advisors, banks, and prospective lenders, investors, and partners; and offerees of public or private placements of the securities of any of the parties.

Section 15. Legal Representation. Both the IHS Parties and BFR acknowledge and agree that (a) they have participated in the negotiation of this Partition Agreement and no provision of this Partition Agreement shall be construed against or interpreted to the disadvantage of either the IHS Parties or BFR by any court or governmental or judicial authority by reason of such parties' having been deemed to have structured or drafted such provisions; (b) the IHS Parties and BFR have at all times had access to and utilized attorneys in the negotiation, preparation, and execution of this Partition Agreement; and (c) the IHS Parties and BFR and their attorneys have had an opportunity to review and analyze this Partition Agreement for sufficient periods of time prior to execution and delivery hereof.

Section 16. Notices. To be effective, a notice or other communication required or permitted under this Partition Agreement must be given in writing or by telecopy or similar electronic means. A notice or other communication is considered effectively given when it is delivered to the intended recipient or, if mailed by certified or registered United States mail, on the date of the postmark when deposited in the United States mail, with postage prepaid, and addressed to the intended recipient at its or his address set forth above or at such other address as the intended recipient may have specified in a notice previously delivered to the sender.

Section 17.   Miscellaneous.

         17.1 Expenses. Except as expressly provided in this Partition Agreement, each of the parties shall bear its own expenses and costs (including legal and accounting fees) that its incurs in connection with the negotiation, execution, and delivery of this Partition Agreement and the Closing of the transactions contemplated hereby. The IHS Parties, jointly and severally, shall pay 60.5%, and BFR, jointly and severally, shall pay 39.5%, of (a) all documentary stamp taxes and surtaxes incident to the First Redemption, the Merger, and the Second Redemption, and the conveyances of property incident thereto, and (b) the cost of obtaining and recording any documents to clear title to the East Premises.

         17.2 Public Announcements. Each of the parties agrees not to make or permit any announcement or public disclosure, and not to issue or permit issuance of any press release, concerning this Partition Agreement or the transactions contemplated hereby prior to the Closing, without the prior approval of the other parties, except to the extent necessary in connection with regulatory filings or as required by law.

         17.3 Governing Law. This Partition Agreement shall be interpreted and enforced in all respects in accordance with the laws of Florida, except any choice of law rules of Florida that may direct the interpretation or enforcement of this Partition Agreement to the laws of a different jurisdiction.

         17.4 Successors and Assigns. This Partition Agreement shall inure to the benefit of, and be binding upon, the heirs, successors, permitted assigns, and legal and personal representatives of the parties. A party shall not assign any of his or its rights or delegate any of his or its obligations under this Partition Agreement without the prior, written consent of the other parties.

         17.5 Entire Agreement. This Partition Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements concerning such subject matter, all of which are merged into this Partition Agreement. Nothing in this Partition Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective heirs, successors, and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Partition Agreement.

         17.6  Amendment.   A  modification   or  amendment  of  this  Partition
Agreement is effective only if it is in writing and executed by all the parties.

         17.7 Counterparts. This Partition Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         17.8 Titles and Subtitles. The titles of the sections and subsections of this Partition Agreement are for convenience of reference only and are not to be considered in construing this Partition Agreement.

         17.9 Attorneys' Fees. Should any litigation or arbitration be commenced by any party concerning any provision of this Partition Agreement or the rights and duties of any party, the prevailing party in such litigation or arbitration shall be entitled to recover from the other party, in addition to such other relief as may be granted, reasonable fees and costs of attorneys, accountants, and expert witnesses, and other costs, incurred in connection with such arbitration or litigation, including such fees and costs at both trial and appellate levels.

         17.10 Further Assurances. At any time and from time to time at the request of any party, the other parties shall execute and deliver to the requesting party any new, additional, or confirming instrument, and any other document necessary to effect the transactions contemplated by this Partition Agreement, or to carry into effect the intent and purposes of this Partition Agreement.

         17.11 Waiver. No waiver of any rights or remedies or of any default hereunder shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

         17.12 Severability. If any one or more of the provisions of this Partition Agreement is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties, and the validity, legality, and enforceability thereof shall not be affected or impaired thereby.

         17.13 Time of the Essence. Time is of the essence of the transactions contemplated by this Partition Agreement.

         17.14 Janice Blivas Consent. By her execution of this Partition Agreement, Janice Blivas confirms her knowledge of and consent to the terms of and transactions contemplated by this Partition Agreement.

         IN WITNESS WHEREOF, in the parties have executed this Partition Agreement as of the 31st day of October, 1995.


WITNESSES:

/s/ Bill Lambrecht                    /s/ Donald Ross Blivas
- -------------------------------      -------------------------------

Name:  Bill Lambrecht                Donald Ross Blivas

/s/ David Singleton                  Address: 1266 1st Street
- -------------------------------      Sarasota, Florida 34236

Name:  David Singleton

/s/ Bill Lambrecht                   /s/ Fred Fiala
- -------------------------------      -------------------------------
Name:  Bill Lambrecht                Fred Fiala

                                     Address:  1266 First St.
/s/ David Singleton                  Sarasota, Florida 34236
- -------------------------------
Name:  David Singleton


/s/ Bill Lambrecht                   /s/ John E. Rowe
- -------------------------------      -------------------------------
Name:  Bill Lambrecht                John E. Rowe

/s/ David Singleton                  Address:  1266 First St.
- -------------------------------      Sarasota, Florida  34236
Name:  David Singleton


/s/ Bill Lambrecht                   /s/ Janice Blivas
- -------------------------------      -------------------------------
Name:  Bill Lambrecht                Janice Blivas
                                     Address:  238 Morningside Drive
/s/ Jacqueline Schindowski           Sarasota, Florida 34236
- -------------------------------
Name: Jacqueline Schindowski

                                     FLC LAKEHOUSE, INC.

/s/ James H. Shimberg, Jr.           By:  Daniel J. Booth
- -------------------------------           ---------------------------
Name:  James H. Shimberg, Jr.        Name: Daniel J. Booth
                                     As its: Vice President
/s/ David Singleton                  Address:  10065 Red Run Blvd.
- -------------------------------                Owings Mills, Maryland 21117
Name:  David Singleton


                                     INTEGRATED HEALTH SERVICES, INC.

/s/ Michael Drusano                  By:  /s/ David N. Chichester
- -------------------------------         ------------------------------
Name:  Michael Drusano               Name:  David N. Chichester
                                     As its: Senior Vice President
/s/ Michael W. Tan                   Address: 10065 Red Run Blvd.
- -------------------------------                Owings Mills, Maryland 21117
Name:  Michael W. Tan

                                     CENTRAL PARK LODGES, INC.

/s/ James H. Shimberg, Jr.           By: /s/ Daniel J. Booth
- -------------------------------          ---------------------------
Name:  James H. Shimberg, Jr.         Name: Daniel J. Booth
                                      As its: Vice President
/s/ David Singleton                   Address:  10065 Red Run Blvd.
- -------------------------------                 Owings Mills, Maryland 21117
Name:  David Singleton

                                     FLORIDA LIFE CARE, INC.

/s/ James H. Shimberg, Jr.           By: /s/ Daniel J. Booth
- -------------------------------          ---------------------------
Name:  James H. Shimberg, Jr.        Name: Daniel J. Booth
                                     As its: Vice President
/s/ David Singleton                  Address:  10065 Red Run Blvd.
- -------------------------------                Owings Mills, Maryland 21117
Name:  David Singleton



STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Donald Ross Blivas, who is personally known to me/has produced _____________________________ as identification, and who did/did not take an oath.





                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923




STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Fred Fiala, who is personally known to me/has produced _____________________________ as identification, and who did/did not take an oath.





                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923

STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this 31st day of October, 1995, by John E. Rowe, who is personally known to me/has produced _______________________________ as identification, and who did/did not take an oath.


                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923




STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Janice Blivas, who is personally known to me/has produced a drivers license as identification, and who did/did not take an oath.



                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923




STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Daniel J. Booth, as Vice President of Florida Life Care, Inc., a Florida corporation, on behalf of the corporation. He/she is personally known to me/has produced drivers license as identification, and did/did not take an oath.



                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923

STATE OF FLORIDA
COUNTY OF __________

The foregoing instrument was acknowledged before me this _______ day of _______________________, 1995, by _____________, as ________________ of
Integrated Health Services, Inc., a Delaware corporation, on behalf of the corporation. He/she is personally known to me/has produced _______________________________ as identification, and did/did not take an oath.




                                   ------------------------------
                                   Printed/Typed Name:___________
                                   Notary Public State of Florida
                                   Commission Number:



STATE OF FLORIDA
COUNTY OF SARASOTA


The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Daniel J. Booth, as Vice President of Central Park Lodges, Inc., a Delaware corporation, on behalf of the corporation. He/she is personally known to me/has produced drivers license as identification, and did/did not take an oath.



                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923



STATE OF FLORIDA
COUNTY OF __________


The foregoing instrument was acknowledged before me this 31st day of October, 1995, by Daniel J. Booth, as Vice President of FLC Lakehouse, Inc., a Florida corporation, on behalf of the corporation. He/she is personally known to me/has produced drivers license as identification, and did/did not take an oath.



                                   /s/Jacqueline Schindowski
                                   Printed/Typed Name:Jacqueline Schindowski
                                   Notary Public State of Florida
                                   Commission Number: 384923

STATE OF MARYLAND
COUNTY OF __________

The foregoing instrument was acknowledged before me this 31st day of October, 1995, by David N. Chichester, as Senior Vice President of Integrated Health Services, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me/has produced himself as identification, did not take an oath.

                                   /s/ Sara L. Beck
                                   ------------------------------
                                   Printed/Typed Name:  Sara L. Beck
                                   Notary Public State of Maryland
                                   Commission Number: N/A
                                   My commission expires 11/1/99


STATE OF FLORIDA
COUNTY OF __________

The foregoing instrument was acknowledged before me this _______ day of ______________________, 1995, by _________________, as _______________ of
Central Park Lodges, Inc., a Delaware corporation, on behalf of the corporation. He/she is personally known to me/has produced _____________________________ as identification, and did/did not take an oath.


                                   ------------------------------
                                   Printed/Typed Name:___________
                                   Notary Public State of Florida
                                   Commission Number:
STATE OF FLORIDA
COUNTY OF __________

The foregoing instrument was acknowledged before me this _______ day of ______________________, 1995, by _________________, as _______________ of FLC
Lakehouse, Inc., a Florida corporation, on behalf of the corporation. He/she is personally known to me/has produced _____________________________ as identification, and did/did not take an oath.


                                   ------------------------------
                                   Printed/Typed Name:___________
                                   Notary Public State of Florida
                                   Commission Number: